    As filed with the Securities and Exchange Commission on October 31, 1997
                              Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                             ADFlex Solutions, Inc.
             (Exact name of registrant as specified in its charter)

          Delaware                                              04-3186513
(State of other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                           Identification number)

     2001 West Chandler Boulevard
          Chandler, Arizona                                        85224
(Address of Principal Executive Offices)                         (Zip Code)

                             ADFLEX SOLUTIONS, INC.
                     1996 OUTSIDE DIRECTOR STOCK OPTION PLAN
                            (Full title of the Plan)

                              ROLANDO C. ESTEVERENA
                      President and Chief Executive Officer
                             ADFlex Solutions, Inc.
                          2001 West Chandler Boulevard
                             Chandler, Arizona 85224
                     (Name and address of agent for service)

                                 (602) 963-4584
          (Telephone number, including area code, of agent for service)


Approximate date of commencement of proposed sales pursuant to the Plan: From time to time after this Registration Statement becomes effective

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                    Proposed         Proposed
Title of                            Maximum          Maximum
Securities         Amount           Offering         Aggregate      Amount of
to be              to be            Price            Offering       Registration
Registered         Registered       per Share(1)     Price          Fee(1)
--------------------------------------------------------------------------------
Common Stock,      12,000           $8.75            $105,000       $31.82
$.01 par value
--------------------------------------------------------------------------------

(1) Computed pursuant to Rule 457(c) for the purpose of calculation of the registration fee on the basis of the price at which the option to purchase 12,000 shares of Common Stock registered pursuant to this Registration Statement may be exercised.

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The document(s) containing the information specified in Items 1 and 2 of Part I of Form S-8 will be sent or given to the outside directors as specified in Rule 428(b)(1) and, in accordance with the instructions to Part I, are not filed with the Commission as part of this Registration Statement.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents previously filed by the Registrant with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:

         1. The description of the Registrant's Common Stock contained in Item 1 of the Registrant's Registration Statement on Form 8-A filed with the Commission on June 16, 1994, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         2. The description of securities contained in the Company's Registration Statement on Form 8-A filed with the Commission on July 12, 1996 pursuant to Section 12 of the Exchange Act.

         3. The Registrant's Annual Report on Form 10-K for the year ended December 31, 1996.

         4. The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.

         5. The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997.

         6. The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997.

         7. All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 1996.

         All documents subsequently filed by the Registrant pursuant to section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not Applicable

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         As permitted by the Delaware General Corporation Law (the "DGCL"), the Registrant's Restated Certificate of Incorporation (the "Certificate of Incorporation") provides that a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, including grossly negligent business judgments made in good faith, except for liability (i) for breach of the duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the DGCL (governing distributions to stockholders), or (iv) for any transaction for which a director derives an improper personal benefit. In addition, Section 145 of the DGCL and the Registrant's Certificate of Incorporation and By-laws, under certain circumstances, provide for the indemnification of the Registrant's officers and directors against liabilities which they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is contained herein, but that description is qualified in its entirety by reference to the Registrant's Certificate of Incorporation and By-laws.

         In general, any officer, director, employee or agent may be indemnified against expenses, including attorneys' fees, fines, settlements or judgments which were actually and reasonably incurred in connection with a legal proceeding, other than one brought by or on the behalf of the Registrant, to which he was a party as a result of such relationship, if he acted in good faith, and in the manner he believed to be in the Registrant's best interest and not unlawful. If the action is brought by or on behalf of the Registrant, the person to be indemnified must have acted in good faith in a manner he believed to have been in the Registrant's best interest and must not have been adjudged liable for negligence or misconduct.

         No person seeking indemnification may be denied indemnification unless the Board of Directors or the stockholders of the Registrant determine in good faith, or independent legal counsel for the Registrant opines in writing, that the standards for indemnification have not been met. A successful defense is deemed conclusive evidence of a person's right to be indemnified against expenses.

         The Registrant may advance funds to pay the expenses of any person involved in such action provided that the Registrant receives an undertaking that the person will repay the advanced funds if it is ultimately determined that he is not entitled to indemnification.

         The Registrant has entered into substantially identical indemnification agreements with each of its directors. The Registrant has agreed, to the full extent permitted by the DGCL, as amended from time to time, to indemnify each indemnitee against all loss and expense incurred by, or as a result of any threat of, his being named a party to any completed, pending or threatened action, suit or proceeding whether civil, criminal, administrative or investigative by reason that he was a director, officer, employee or agent of the Registrant or any of its affiliates, or because the Registrant has a right to judgment in its favor because of his position with the Registrant. The indemnitee will be indemnified so long as he acted in good faith and in a manner reasonably believed by him to be in or not opposed to the Registrant's best interest. The agreements provide that the indemnification thereunder is not exclusive of any other rights the indemnities may have under the Registrant's Certificate of Incorporation, By-laws or any agreement or vote of stockholders, nor may the Certificate of Incorporation or By-laws be amended to affect adversely the rights of any indemnitee. The foregoing description is qualified in its entirety by reference to the indemnification agreements.

         The Registrant also maintains on behalf of its directors and officers insurance protection against certain liabilities arising out of the discharge of their duties.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable

ITEM 8.  EXHIBITS

Exhibit
Number
------

4.1      Restated Certificate of Incorporation(1)

4.2      Bylaws(2)

4.3 Form of Stock Option Agreement evidencing 1996 Outside Director Stock Option Plan

5.1      Opinion of Fennemore Craig, P.C.

23.1     Consent of Ernst & Young LLP

23.2     Consent of Fennemore Craig, P.C. (included in Exhibit 5.1)

24.1     Power of Attorney (see page 7 of this Registration Statement)

----------
(1) Incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (Registration No. 33-80324) filed with the Commission June 16, 1994.

(2) Incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (Registration No. 33-80324) filed with the Commission June 16, 1994.


ITEM 9.  UNDERTAKINGS

         The Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs 1(i) and 1(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chandler, State of Arizona on October 31, 1997.

                                   ADFLEX SOLUTIONS, INC.



                                   By: /s/ Rolando C. Esteverena
                                      ------------------------------------
                                           Rolando C. Esteverena
                                           President, Chief Executive
                                           Officer, Chairman and Director

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears on this Form S-8 Registration Statement hereby constitutes and appoints Rolando C. Esteverena, Donald E. Frederick and R. Charles Furniss, or any of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (unless revoked in writing) to sign any or all amendments (including post-effective amendments thereto) to this Form S-8 Registration Statement to which this power of attorney is attached, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                          TITLE                        DATE


/s/ Rolando C. Esteverena          President, Chief             October 31, 1997
Rolando C. Esteverena              Executive Officer,
                                   Chairman and Director
                                   (Principal Executive
                                   Officer)

/s/ Donald E. Frederick            Vice President and           October 31, 1997
Donald E. Frederick                Chief Financial Officer
                                   (Principal Financial
                                   Officer and Principal
                                   Accounting Officer)


/s/ Steve Sanghi                   Director                     October 31, 1997
Steve Sanghi



/s/ Richard P. Clark               Director                     October 31, 1997
Richard P. Clark


                                   Director                     October __, 1997
William Kennedy Wilkie


/s/ Wade Meyercord                 Director                     October 31, 1997
Wade Meyercord

                                INDEX TO EXHIBITS



Number     Exhibit

4.3 Form of Stock Option Agreement evidencing 1996 Outside Director Stock Option Plan

5.1        Opinion of Fennemore Craig, P.C.

23.1       Consent of Ernst & Young LLP

23.2       Consent of Fennemore Craig P.C.
           (included in Exhibit 5.1)